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                          LACLEDE GAS COMPANY
                     ANNUAL MEETING OF SHAREHOLDERS
                            JANUARY 25, 2001

                        YOUR VOTE IS IMPORTANT!

YOU CAN VOTE IN ONE OF THREE WAYS:

     1.   Vote by Internet
     2.   Vote by Phone
     3.   Vote by mailing your proxy in the enclosed envelope.

                            VOTE BY INTERNET

Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

     1.   Read the accompanying Proxy Statement.
     2. Visit our Internet Voting site at http://www.umb.com/proxy and follow the instructions on the screen.

Please note that all votes cast by Internet must be submitted prior to 5:00 p.m. Central Standard Time, January 24, 2001. Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

IF YOU VOTE BY INTERNET, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.

                           VOTE BY TELEPHONE

Your telephone vote is quick, easy and immediate. Just follow these easy steps:

     1.   Read the accompanying Proxy Statement.
     2. On a Touch-Tone Telephone call Toll Free 1-800-758-6973 and follow the instructions.
     3. When instructed, enter the Control Number, which is printed on the lower right-hand corner of your proxy card below.
     4.   Follow the simple recorded instructions.

Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

IF YOU VOTE BY TELEPHONE, PLEASE DO NOT RETURN YOUR PROXY BY MAIL.

                        THANK YOU FOR YOUR VOTE
                   Cut or tear along perforated edge

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Mary C. Kullman, Gerald T. McNeive, Jr., Douglas H. Yaeger and each of them as the undersigned's proxies (with power of substitution) to represent and to vote at the Annual Meeting of Shareholders of Laclede Gas Company to be held January 25, 2001 and at any adjournment(s) or postponement(s) thereof, subject to the directions designated below.

1.   Election of directors:  Dr. Henry Givens, Jr., Mary Ann Krey Van
     Lokeren and Douglas H. Yaeger.     / / FOR all nominees
     / / FOR ALL nominees listed EXCEPT
                                       ------------------------------

     / / WITHHOLD AUTHORITY to vote for all nominees listed.

2.   Ratification of the appointment of Deloitte & Touche LLP as independent auditors.
     / / FOR             / / AGAINST          / / ABSTAIN

3.   Approval of the Agreement and Plan of Merger and Reorganization.
     / / FOR             / / AGAINST          / / ABSTAIN



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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. IN THEIR DISCRETION,
THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                         Dated
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                         PLEASE SIGN HERE

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                         Please date, and sign exactly as your name appears.
                         If shares are held by joint tenants, both must sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer.
                         If a partnership, please sign in partnership name by authorized person.